EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-132595) on Form S-8 of Cano Petroleum, Inc. of our report dated July 7, 2006 relating to our audits of the Historical Summaries of Revenues and Operating Expenses of Properties Acquired by Pantwist, LLC., a wholly-owned subsidiary of Cano Petroleum, Inc., which appear in this Amendment No. 1 to Current Report on Form 8-K/A of Cano Petroleum, Inc. dated April 26, 2006.

/s/ Hein & Associates LLP

Hein & Associates LLP
July 12, 2006